Exhibit 31.4

Certification

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, David A. Barta, certify that:

1.
I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Exterran Corporation; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2022

By:	/s/ DAVID A. BARTA
	Name:	David A. Barta
	Title:	Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)